UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2005

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2005, Baxter International Inc. issued the attached press release reporting its financial results for the fourth quarter of 2004 and providing financial guidance for the full year 2005. The press release, including attachments, is furnished as Exhibit 99.1 and incorporated herein by reference.

The press release contains certain non-GAAP financial measures, including: (i) income from continuing operations excluding the restructuring and impairment charges referred to in the press release; (ii) earnings per diluted share from continuing operations excluding the restructuring and impairment charges referred to in the press release to adjust for factors that are unusual; and (iii) free cash flow as defined as cash flow from continuing operations less capital expenditures. The company’s management believes that the presentation of these non-GAAP financial measures provides useful information to investors by excluding certain charges that may not be indicative of the company’s core operating results, which allows investors to better evaluate the company’s ongoing business performance and by informing investors of the cash available for acquisitions and financing activities. Management uses these non-GAAP financial measures internally to monitor performance. Management encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99.1—Press Release dated January 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
(Registrant)
By:	/s/ Marla S. Persky
Marla S. Persky
Acting General Counsel and Acting
Corporate Secretary

Date: January 27, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 27, 2005